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                                                                   EXHIBIT 10.22



                              CONSULTING AGREEMENT


     THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into this 15th day of May, 2000, by and between PAUL W. HENRY, an individual whose principal address is at 56 Lawrence Road, Chestnut Hill, Massachusetts 02467 (the "Consultant"), and TELESERVICES INTERNET GROUP INC., a corporation whose principal place of business is at 100 Second Avenue South, Suite 1000, St. Petersburg, Florida 33701 (the "Client").

     WHEREAS, the Consultant is willing and capable of providing various consulting services, hereinafter defined, for and on behalf of the Client; and

     WHEREAS, the Client desires to retain the Consultant as an independent consultant and the Consultant desires to be retained in that capacity upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Consulting Services. The Client hereby retains the Consultant as an independent consultant to the Client and the Consultant hereby accepts and agrees to such retention. The Consultant shall make himself available to consult with Client, and representatives and agents of Client, as requested by Client, for and in connection with the duties of the offices of Secretary and Treasurer, as described in the by-laws of Client. Consultant shall also perform other consulting services as shall be mutually agreed upon between Consultant and Client.

        It is acknowledged and agreed by the Client that Consultant is not rendering legal advice or performing accounting services, nor acting as an investment advisor or broker-dealer within the meaning of applicable state and federal securities laws. It is further acknowledged and agreed by the Client that the consulting advisory services to be provided to the Client hereunder shall not be rendered in connection with the offer and sale of securities in a capital-raising transaction.

     2. Time, Place and Manner of Performance. The Consultant shall be available for advice and counsel to Client, and representatives and agents of the Client, at such reasonable and convenient times and places as may be mutually agreed upon. Except as aforesaid, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by the Consultant to any specific service, shall be determined in the sole discretion of the Consultant.

     3. Term of Agreement. The term of this Agreement shall commence on the date hereof, and shall terminate on December 31, 2002, subject, however, to prior termination as hereinafter provided.

     4. Compensation. In consideration of the services to be provided for the Client by the Consultant, the Client agrees to pay the Consultant an annual consulting fee in the amount of $150,000 until October 31, 2000, and $180,000 thereafter, payable twice monthly, and will also pay the expenses of his routine travel, lodging and other expenses in Florida, not to exceed $2,500 per month. In addition, the Consultant is hereby granted options to purchase 450,000 shares of common stock (post-reverse-split) at an exercise price of $1.40 per share (post-reverse), the first 50,000 to vest on July 1, 2000, and the balance to vest at the rate of 50,000 shares per quarter, with the final 50,000 shares to vest on July 1, 2002. These options shall all expire on the earlier of May 15, 2005, or one year following the date of termination of the Consultant's employment by the Client under this Agreement. These shares shall be registered on Form S-8 as part of the Client's next employee stock option plan.


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     5. Expenses. Client will be responsible for reimbursement of Consultant routine monthly travel, lodging and other expenses, up to $2,500 per month as stipulated in paragraph 4, and Client shall reimburse Consultant for expenses incurred in connection with all other business travel in accordance with the normal practices of the company.

     6. Termination. This Agreement may be terminated by the Client for cause in accordance with the Client's normal polices relative to high-level executives. If the Client terminates this agreement not for cause (or constructively terminates the Client by substantially altering his duties), then the Client shall pay the consultant the full amount of the compensation still owing through December 31, 2002, either in a lump sum at the time of termination or in equal monthly installments on the first day of each month, at the discretion of the Client. The Consultant shall be able to terminate this Agreement at any time by giving the Client one month's advance notice in writing.

     7. Confidentiality. The Consultant recognizes and acknowledges that it has and will have access to certain confidential information of the Client and its affiliates that are valuable, special and unique assets and property of the Client and such affiliates. The Consultant will not, during or after the term of this Agreement, disclose, without the prior written consent or authorization of the Client, any of such information to any person, except to authorized representatives of the Consultant or its affiliates, for any reason or purpose whatsoever. In this regard, the Client agrees that such authorization or consent to disclosure may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process.

     8. Conflict of Interest. The Consultant shall be free to perform services for other persons, but only on a very limited basis. The Consultant will notify the Client of Consultant's performance of consulting services for any other person which would conflict with Consultant's obligations under this Agreement. Upon receiving such notice, the Client may consent to the Consultant's outside consulting activities, or may inform the Consultant that he must cease such activities or this agreement will be terminated.

     9. Disclaimer of Responsibility for Acts of the Client. The obligations of Consultant described in this Agreement consist solely of the furnishing of information and advice to the Client in the form of services. In no event shall Consultant be required by the Agreement to represent or make management decisions for the Client. All final decisions with respect to acts and omissions of the Client or any affiliates and subsidiaries, shall be those of the Client or its affiliates, and Consultant shall under no circumstances be liable for any expense incurred or loss suffered by the Client as a consequence of such acts or omissions.

     10. Indemnity by the Client. The Client shall protect, defend, indemnify and hold Consultant and its assigns and attorneys, accountants, employees, officers and directors harmless from and against all losses, liabilities, damages, judgments, claims, counterclaims, demands, actions, proceedings, costs and expenses (including reasonable attorneys' fees) of every kind and character resulting from or relating to or arising out of (a) the inaccuracy, non-fulfillment or breach of any representation, warranty, covenant or agreement made by the Client herein; or (b) any legal action, including any counterclaim, to the extent it is based upon alleged facts that, if true, would constitute a breach of any representation, warranty, covenant or agreement made by the Client herein; or (c) negligent actions or omissions of the Client or any employee or agent of the Client, or any reckless or willful misconduct, occurring during the term hereof with respect to any of the decisions made by the Client.

     11. Notices. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered or sent by registered or certified mail or overnight courier to the principal office of each party.


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     12. Waiver or Breach. Any waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by any party.

     13. Assignment. This Agreement and the rights and obligations of the Consultant hereunder shall not be assignable without the written consent of the Client.

     14. Applicable Law. It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Florida and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with or by reason of this Agreement, shall be brought only in a court of competent jurisdiction within the county of Pinellas, Florida.

     15. Severability. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein. If, during the term of this agreement, the Consultant becomes an employee of the Client, the terms contained herein will remain in effect and be incorporated in an employment agreement that shall be regarded as a continuation of this agreement.

     16. Entire Agreement. This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understandings, agreements and negotiations between the parties.

     17. Waiver and Modification. Any waiver, alteration or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto. Each party hereto, from time to time, may waive any of its rights hereunder without effecting a waiver with respect to any subsequent occurrences or transactions hereof.

     18. Attorneys' Fees and Costs. In the event of any dispute arising out of the subject matter of this Agreement, the prevailing party shall recover, in addition to any damages assessed, its attorneys' fees and court costs incurred in litigating or otherwise settling or resolving such dispute. In construing this Agreement, none of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted same.

     19. Counterparts and Facsimile Signatures. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.


CONSULTANT:                                   CLIENT:

PAUL W. HENRY                                 TELESERVICES INTERNET GROUP INC.


/s/ Paul W. Henry                             By: /s/ Robert P. Gordon
-----------------                                ------------------------------
                                                 Robert P. Gordon, Chairman


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